Exhibit 99.1

FSP Phoenix Tower Corp.

FSP Phoenix Tower Corp. (the "Company") owns and operates a 34-story multi-tenant Class "A" office building containing approximately 629,054 square feet of rentable space located in Houston, Texas (the "Property").  Hurricane Ike made U.S. landfall at Galveston, Texas, on September 13 at 2:10 a.m. (CDT) as a Category 2 hurricane with winds of 110 mph.  Galveston is approximately 50 miles from the Property.

Hurricane Ike made a direct hit on Houston’s core business areas inside the 610 Loop, causing significant property damage.  Management’s initial assessment is that the Property sustained significant water damage primarily from blown out windows, leaking windows and roof damage.  Please be assured that management had a dedicated group of local personnel at the Property at all times during the storm and that management has been in constant communication with them.  Management, local personnel and others have begun the process of securing, cleaning and permanently repairing the damage to the Property.  As this work continues, management may become aware of additional damage to the Property caused by Hurricane Ike.  At this time, Management is not able to estimate the cost of repairs.

The damage to the Property caused by Hurricane Ike is particularly poignant because the physical repositioning/improvement work that has been done at the Property over the past two years was nearly complete and the Property was beginning to receive very positive attention in the leasing marketplace.  Please be assured that the Property is adequately insured, that management is dedicated to fully restoring the Property to its pre-hurricane condition and that management has a team of experienced and capable people on the ground in Houston that are already hard-at-work on the restoration.

Management will provide further updates on the condition of the Property in its quarterly filings with the U.S. Securities and Exchange Commission (the "SEC").  You can view the Company’s filings with the SEC by accessing the link below:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=001354309

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company Name:  type FSP Phoenix (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

Please feel free to contact your FSP Investment Executive (800-950-6288) with any questions you may have.

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation unanticipated costs and repairs, additional staffing, insurance increases and expenditures that cannot be anticipated such as utility rate and usage increases.  See also the "Risk Factors" set forth in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We will not update any of the forward looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.